UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2004

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on July 9, 2004 as follows:

CLIFFS COMMENTS ON STRIKE AT WABUSH MINES

     CLEVELAND, OH –- July 9, 2004 –- Cleveland-Cliffs Inc (NYSE: CLF) commented today that it was disappointed that the United Steelworkers of America have called a strike at Wabush Mines in Canada. On July 5, the United Steelworkers of America initiated a strike that idled Wabush Mines’ mining and concentrating facilities in Labrador, Newfoundland. This action was followed by a strike that idled the Wabush pelletizing and shipping facilities in Pointe Noire, Quebec.

     Randy Kummer, senior vice president-human resources stated, “We are very disappointed that the Steelworkers have chosen to discontinue negotiations and have taken this drastic action, particularly since monetary proposals have not been exchanged. The union has elected to take its 575 members out on strike solely over efficiency issues.”

     Wabush Mines is owned jointly by Stelco Inc. 44.6%, Dofasco Inc. 28.57% and a subsidiary of Cleveland-Cliffs 26.83%. Wabush has the capacity to produce 6 million tons of iron ore pellets per year. Wabush Mines was most recently projected to produce 5.7 million tons in 2004. The mine has produced approximately 2.7 million tons year-to-date. It is currently projected that for each week the mine is idle, the annual pellet production will be reduced by an estimated 120,000 tons with Cliffs’ share being approximately 32,000 tons. The financial impact on Cliffs’ pre-tax earnings is estimated to be approximately $500,000 per week.

     Wabush Mines remains committed to resolving the current labor dispute and is ready to return to the negotiating table as soon as possible. The Company’s foremost desire is to reach a settlement with the Steelworkers that will protect jobs and secure the mine’s future.

* * * * * *

     Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

     References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. Actual results may differ materially from statements for a variety of factors. Specifically, the Company’s profitability could be negatively affected if the Company is unable to resolve, in a timely manner, the current work stoppage at Wabush Mines and negotiate a satisfactory collective bargaining agreement. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report for 2003 and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC
By: /s/ Donald J. Gallagher Name: Donald J. Gallagher Title: Senior Vice President, Chief Financial Officer and Treasurer

Date: July 12, 2004

3